Exhibit 99.1

Sorrento Added to Russell 2000 Small Cap, Russell 3000 and Global Indexes

SAN DIEGO, CA – June 29, 2015 – Sorrento Therapeutics, Inc. (NASDAQ: SRNE; Sorrento) announced today that it has been added to the Russell 2000® Small Cap, Russell 3000®, and Russell Global® Indexes. The addition to the indexes occurred at the close of trading on June 26, 2015 when the Russell Investment Group reconstituted its comprehensive set of U.S. and global indexes. Sorrento is already a member of the Russell Microcap® Index.

About the Russell Indexes.

Russell indexes are widely used by investment managers and institutional investors for index funds, and as benchmarks for active investment strategies. Approximately $5.7 trillion in assets are benchmarked to the Russell’s U.S. indexes. The Russell Global Indexes reflect the performance of over 10,000 securities in 47 countries. Membership in the Russell 3000 Index, which remains in place for one year or more, means automatic inclusion in the appropriate growth and value style indexes. FTSE Russell determines membership for its Russell indexes primarily by objective, market-capitalization rankings and style attributes. More information on reconstitution of the Russell indexes is available on the Russell Investments website.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage oncology company developing new treatments for cancer and associated pain. Sorrento recently entered into a definitive agreement with NantPharma to acquire the rights for Cynviloq™, which recently completed the TRIBECA™ study successfully, from Sorrento. The company is also developing resiniferatoxin (RTX), a non-opiate TRPV1 agonist currently in a Phase 1/2 study at the NIH to treat terminal cancer patients suffering from intractable pain.

In December 2014, Sorrento and NantWorks formed a global joint venture, now called Nantibody, to focus on immunotherapies for cancer. Also in December 2014, Sorrento and Conkwest, Inc., an immuno-oncology company developing proprietary Neukoplast®, a Natural Killer (NK) cell-line based therapy, entered into an agreement to jointly develop CAR.TNK™ (Chimeric Antigen Receptor Tumor-attacking Neukoplast) immunotherapies for the treatment of cancer and infectious diseases. In March 2015, Sorrento entered into a global collaboration with NantCell, a NantWorks company, to discover and develop immunotherapies against tumor neo-epitopes.

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about TNK Therapeutics’ prospects, including, but not limited to any statements about obtaining regulatory approval, Sorrento’s expectations for adoptive cellular immunotherapies and Sorrento’s collaborations with Conkwest, Nantibody and Nantcell; Sorrento’s advances made in developing RTX, CAR.TNKs and human monoclonal antibodies using its proprietary G-MAB fully human antibody technology, if any; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2014, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Sorrento™, GMAB™, CAR.TNK™, TNK Therapeutics™, Ark Animal Health™, and the Sorrento logo are trademarks owned by Sorrento Therapeutics, Inc.

All other trademarks and trade names are the property of their respective owners.

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SOURCE Sorrento Therapeutics, Inc.

Contact:

George Uy

Chief Commercial Officer

guy@sorrentotherapeutics.com

RELATED LINKS

http://www.sorrentotherapeutics.com